EXHIBIT F


                         NON-NEGOTIABLE PROMISSORY NOTE

                CITIGROUP ALTERNATIVE INVESTMENTS TAX ADVANTAGED
                                 SHORT TERM FUND


                              Dated: [May 31,] 2007

         FOR VALUE RECEIVED, Citigroup Alternative Investments Trust ("Payor" or the "Company"), a Delaware Trust issuing its "Shares" of beneficial interest hereby promises to pay the Shareholders whose Tendered Shares have been accepted for purchase ("Payees") the Payment Amount (as defined in Section 2) in a single installment as discussed below.

         This  Note is being  issued  so that  Payor may  purchase  Shares  (the
"Repurchased Shares") from Payees pursuant to the terms and subject to the conditions set out in the Offer to Purchase dated March 28, 2007 and the Notice of Intent to Tender submitted by the Payees (which Offer to Purchase and Notice of Intent to Tender, together with any amendments or supplements thereto collectively constitute the "Offer"). This Note is not negotiable and is not interest-bearing.

         1.    General Payment Provisions. The Payor will make the Payment under
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this   Note   in   a   single    installment    in   such    currency   of   the
placecountry-regionUnited States of America as will be legal tender at the time of payment. Payment under this Note will be made by immediately available funds by wire transfer to Payees' accounts at Payees' authorized placement agent as previously identified to Payor by Payees.

         The Company's duly authorized administrator (the "Administrator") may decide, in its discretion, to make payment in cash, or by the distribution of securities in kind or partly in cash and partly in kind. Any payment in the form of securities will be made by means of a separate arrangement entered into with the Payee in the sole discretion of the Administrator.

         2.    Payment.  The  "Payment  Amount"  will be an amount  equal to the
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value of the  Repurchased  Shares  determined as of May 31, 2007 (the "Valuation
Date") (and valued in accordance with the Company's Declaration of Trust). The Payor will make payment under this Note within thirty (30) days after the Valuation Date.

         3.    Optional  Prepayment.  This Note may be prepaid, without premium,
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penalty or notice, at any time.

         4.    Events of Default.
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               (a)    The  occurrence of any of the following  events  shall  be deemed to be an "Event of Default" under this Note:

                      (i) The Payor defaults in payment when due and any such default continues for a period of ten (10) days; or

                      (ii) The Payor shall commence any proceeding or other action relating to the Series in bankruptcy or seek reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of such Series or the debts of such Series under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; (2) the Payor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for such Series or for all or substantially all of the property of such Series; (3) the Payor makes a general assignment for the benefit of creditors of such Series; or (4) the Payor generally admits its inability to pay its debts with respect to such Series as they become due and payable; or


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                      (iii)   The  commencement of any  proceeding or the taking
         of any other action against the Series in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of such Series or the debts of such
         Series   under  any  law   relating  to   bankruptcy,   insolvency   or
         reorganization or relief of debtors and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or
         (2) the appointment of a receiver, conservator, trustee or similar officer for the Payor or for all or substantially all of the property of such Series and the continuance of any such event for sixty (60) days undismissed, unbonded or undischarged.

               (b) Upon the occurrence of an Event of Default, the entire unpaid amount of this Note outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

               (c) Any event in the nature of an Event of Default relating solely to any series of the Company other than the Series will not be an Event of Default with respect to Payor's obligations under this Note.

         5.    Miscellaneous.
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               (a)    Liabilities  of Payor  Limited by Series.  Payment on the
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Note  shall be solely  from and with  respect  to the  assets  of the  Company's
Series. No lien, charge, encumbrance, claim or other obligation with respect to any other series of the Company is or will be established hereby.

               (b)    Governing  Law;  Consent  to  Jurisdiction.  This Note and
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the  rights  and  remedies  of the  Payor and  Payees  will be  governed  by and construed in accordance with the laws of the State of placeStateNew York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

               (c)    Notices.  All communications under this Note will be given
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in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Payor, to:      Citigroup Alternative Investments
                      Tax Advantaged Short Term Fund
                      731 Lexington Avenue
                      26th Floor
                      New York, New York 10022
                      Telephone: (212) 559-4999
                      Facsimile: (212) 783-1044
                      Attention: CFIA - COO

If to Payees, to:     To the address   set  forth  for  the  Shareholder  in the
                      Company's registry.

               (d)    Severability,  Binding Effect. Any  provision of this Note
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that  is  prohibited  or  unenforceable  in any  jurisdiction  will,  as to such
jurisdiction,   be   ineffective   to  the   extent  of  such   prohibition   or
unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

               (e)    Amendment;  Waiver.  No  provision  of  this  Note  may be
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waived,  altered or amended,  except by written  agreement between the Payor and
Payee.


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

               (f)    Waiver of Presentment.  Payor  hereby  waives presentment,
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protest, demand for payment and notice of default or nonpayment to or upon Payor with respect to this Note.

               (g)    Entire  Agreement.  This  Note  and the Offer  set out the
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entire  agreement  between the parties and  supersede  any prior oral or written agreement between the parties.


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

         IN WITNESS WHEREOF, Payor has duly caused this Note to be duly executed on behalf of its Citigroup Alternative Investments Tax Advantaged Short Term Fund Series as of the date first above written.

                                         CITIGROUP ALTERNATIVE INVESTMENTS TRUST



                                         By: ___________________________________
                                             Name:
                                             Title: